Ingersoll Rand Reports Second-Quarter 2021 Results
Record Double-Digit Orders and Revenue Growth; Raising 2021 Guidance
Second-Quarter 2021 Highlights
(All comparisons against the second quarter of 2020 unless otherwise noted.)
Strong performance and transformation fueled by Ingersoll Rand Execution Excellence (IRX) drove the following:
•Reported orders of $1.5 billion, up 48% (37% organically)
•Reported revenues of $1.3 billion, up 25% (16% organically)
•Reported net income attributable to Ingersoll Rand of $234 million, or earnings of $0.55 per share, including $165 million of pre-tax income from discontinued operations, amortization, restructuring and related business transformation costs, acquisition-related expenses and other adjustments, up 232% from prior year net loss attributable to Ingersoll Rand of $178 million
◦Adjusted net income from continuing operations, net of tax of $195 million, or $0.46 per share
•Adjusted EBITDA of $292 million, up 34%, with a margin of 22.8%
•Reported operating cash flow from continuing operations of $147 million and free cash flow from continuing operations of $136 million, both including Transaction-related outflows of $12 million and cash taxes related to the High Pressure Solutions (“HPS”) and Specialty Vehicle Technologies (“SVT” or “Club Car®”) businesses of $36 million
•Liquidity of $4.7 billion as of June 30, 2021, including $3.7 billion of cash on hand and undrawn capacity of $1.0 billion under available credit facilities
Portfolio Optimization
•Completed the sale of the SVT segment to Platinum Equity on June 1, 2021 (deferred closing of non-US operations expected 2H 2021); the all-cash transaction is valued at $1.68 billion
•Announced the signing of an agreement to acquire Seepex GmbH, a global leader in progressive cavity (positive displacement) pump technology, for €431.5 million, with closing expected in Q3 2021, subject to obtaining required regulatory approvals
•Announced the signing of an agreement to acquire Maximus Solutions, a provider of digital controls and Industrial Internet of Things (IIoT) production management systems for the AgriTech software and controls market, for CAD$135.4 million, with closing expected in Q3 2021, subject to obtaining required regulatory approvals
2021 Revised Guidance
•Raising full-year 2021 revenue growth expectation (excluding the HPS and SVT businesses and pending acquisitions of Seepex and Maximus Solutions) to mid teens, or up approximately 250 to 300 bps of organic growth from Q1 2021 guidance, and raising Adjusted EBITDA guidance to $1.15 billion to $1.18 billion, or up approximately $30 million from the Q1 2021 guidance midpoint
DAVIDSON, N.C. – July 28, 2021 – Ingersoll Rand Inc. (NYSE: IR) reported record double-digit orders and revenue growth in the second quarter of 2021.
“Our strong second-quarter performance exemplifies our ability to consistently execute through the disciplined use of IRX and deliver on our strategic commitments around talent, growth, margin expansion, effective capital allocation and operating sustainably,” said Vicente Reynal, Chief Executive Officer. “We followed through on our stated commitment to effectively allocate capital with the recently announced agreement to acquire Seepex, which is a strong strategic fit for our positive displacement pump technology portfolio, and Maximus Solutions, which adds smart, connected products, digital capabilities and technology that are core to our growth strategy and allows us to enter the AgriTech software and controls market. These acquisitions are expected to generate significant value for our shareholders and increase the Precision and Science Technologies segment addressable market by a combined $3.8 billion, or 40%. In addition, our portfolio transformation continued with the closing of the Club Car transaction. I am proud of the efforts of our employees and the positive impact we are making on our customers that help to further strengthen our purpose – lean on us to help you make life better. I am excited about our future and believe we are well positioned to capitalize on the opportunities that lie ahead.”
Second-Quarter 2021 Segment Review
(All comparisons against the second quarter of 2020 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Orders of $1,204 million, up 53% (41% organically)
•Reported Revenues of $1,048 million, up 26% (17% organically)
•Reported Segment Adjusted EBITDA of $259 million, up 41%
•Reported Segment Adjusted EBITDA Margin of 24.7%, up 250 basis points, fueled by the use of IRX to drive execution and realization of transaction synergies
•Core industrial end markets saw continued strong demand with orders up 53% as compared to prior year orders, including strong positive momentum across all major regions. Orders for total compressor offerings, which represent approximately 65% of the total segment, were up approximately 45%, as were orders in Industrial Vacuum & Blowers. Orders in Power Tools and Lifting were up in excess of 55%.
Precision and Science Technologies Segment: highly specialized gas, fluid management systems, liquid and precision syringe pumps and compressors
•Reported Orders of $255 million, up 27% (20% organically)
•Reported Revenues of $232 million, up 18% (12% organically)
•Reported Segment Adjusted EBITDA of $71 million, up 20%
•Reported Segment Adjusted EBITDA Margin of 30.7%, up 40 basis points, driven by revenue growth coupled with IRX execution to deliver synergies and productivity improvements
•Orders increased 27% as compared to prior year orders driven primarily by continued strong double-digit growth from both medical pumps and the Dosatron® product line, which serve niche end markets such as lab and life sciences, water treatment, food sanitation and animal health, as well as strong performance from the ARO® and Milton Roy® product lines, which largely serve core industrial end markets.
Discontinued Operations
Specialty Vehicle Technologies Segment: Club Car golf, utility and consumer low-speed vehicles
•Beginning in Q2 2021, Ingersoll Rand classified the SVT business as discontinued operations and has reclassified certain prior year amounts to conform to the current year presentation
High Pressure Solutions business: diverse range of positive displacement pumps, integrated systems, consumables and associated aftermarket parts and services largely for use in the upstream oil and gas market
•Beginning in Q1 2021, Ingersoll Rand classified the HPS business as discontinued operations and has reclassified certain prior year amounts to conform to the current year presentation
Environmental, Social and Governance (ESG) Update
•Published 2020 Sustainability Report and scheduled ESG and Sustainability Report Webcast for August 6, 2021; highlights include achieving exceptional levels of safety for our employees, establishing a 50% diverse Board of Directors (by ethnicity or gender), expanding shareholder rights through corporate governance changes such as eliminating our classified Board of Directors, and granting $150 million in equity to our employees (which we believe is one of the largest employee equity grants provided by an industrial company). These all shine a spotlight on Ingersoll Rand’s strategic imperative of Operating Sustainably.

Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $4.7 billion. On a reported basis, Ingersoll Rand generated $147 million of cash flow from operating activities from continuing operations and invested $12 million in capital expenditures, resulting in free cash flow from continuing operations of $136 million, compared to cash flow from operating activities from continuing operations of $199 million and free cash flow from continuing operations of $183 million in the prior year period. Operating cash flows from continuing operations in the second quarter of 2021 include outflows of approximately $12 million related to synergy delivery costs and stand-up related outflows, as well as $36 million in cash taxes related to the HPS and SVT businesses. Net debt to Adjusted EBITDA leverage was 0.2x for the second quarter, which was a 1.7x improvement as compared to prior quarter.
2021 Revised Guidance
The company is experiencing continued strong performance in 2021. As a result, Ingersoll Rand is raising its full-year 2021 revenue growth and Adjusted EBITDA guidance (excluding HPS, SVT, and the pending acquisitions of Seepex and Maximus Solutions) to the following:

Total Ingersoll Rand	Q1 2021 Guidance	Revised Guidance
Revenue Growth	up LDD	up Mid Teens
FX Impact	up LSD (~2%)	up LSD (~3%)
Adjusted EBITDA	$1.12 - $1.15 billion	$1.15 - $1.18 billion

Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the second-quarter results on Thursday, July 29, 2021 at 9 a.m. (Eastern Time). To participate in the call, please dial 1-833-502-0496, domestically, or 1-778-560-2573, internationally, and use conference ID, 6865365, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.

Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the recently-completed sale of the SVT Segment to Platinum Equity (the “SVT Sale”), and the recently-announced proposed acquisitions of Seepex and Maximus Solutions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the expected benefits of the Transaction, including future financial and operating results and strategic benefits, the tax consequences of the Transaction, the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, the future impact of the ongoing coronavirus (COVID-19) pandemic on the Company’s business and any assumptions underlying any of the foregoing, are forward-looking statements.

These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combination transactions, including as a result of delay in integrating the businesses of Gardner Denver and Ingersoll Rand Industrial; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in the Company achieving revenue and cost synergies from completed and proposed business combinations; (7) inability of the Company to retain and hire key personnel; (8) risks and uncertainties with respect to the proposed Seepex GmbH and Maximus Solutions acquisitions, including, without limitation, that one or more closing conditions to the transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, or that the proposed transaction may not be completed on the terms or in the time frame expected by the Company, or at all; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; (11) actions by third parties, including government agencies; and (12) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic or other events outside of our control. Additional factors that could cause Ingersoll Rand’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.

Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.

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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS,” “Free Cash Flow,” and “Incrementals/Decrementals.”

Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.

Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Supplemental Revenue should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.

Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full-year 2021 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Media:	Investor Relations:
Misty Zelent	Christopher Miorin
mzelent@irco.com	christopher.miorin@gardnerdenver.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2021	2020	2021	2020
Revenues	$1,279.1	$1,025.4	$2,408.6	$1,642.2
Cost of sales	766.4	716.8	1,443.8	1,130.3
Gross Profit	512.7	308.6	964.8	511.9
Selling and administrative expenses	267.2	209.1	519.5	348.5
Amortization of intangible assets	80.3	96.4	164.5	143.1
Other operating expense, net	25.1	48.1	19.4	144.6
Operating Income (Loss)	140.1	(45.0)	261.4	(124.3)
Interest expense	22.7	30.8	45.8	57.9
Loss on extinguishment of debt	—	—	—	2.0
Other income, net	(34.1)	(2.3)	(36.6)	(2.5)
Income (Loss) from Continuing Operations Before Income Taxes	151.5	(73.5)	252.2	(181.7)
Provision for income taxes	12.5	78.4	23.1	11.5
Loss on equity method investments	(0.7)	—	(0.7)	—
Income (Loss) from Continuing Operations	138.3	(151.9)	228.4	(193.2)
Income (loss) from discontinued operations, net of tax	96.3	(24.6)	(83.9)	(20.2)
Net Income (Loss)	234.6	(176.5)	144.5	(213.4)
Less: Net income attributable to noncontrolling interests	0.7	1.1	1.0	1.0
Net Income (Loss) Attributable to Ingersoll Rand Inc.	$233.9	$(177.6)	$143.5	$(214.4)

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$137.6	$(153.0)	$227.4	$(194.2)
Income (loss) from discontinued operations, net of tax	96.3	(24.6)	(83.9)	(20.2)
Net income (loss) attributable to Ingersoll Rand Inc.	$233.9	$(177.6)	$143.5	$(214.4)

Basic earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.33	$(0.37)	$0.54	$(0.56)
Earnings (loss) from discontinued operations	0.23	(0.06)	(0.20)	(0.06)
Net earnings (loss)	0.56	(0.43)	0.34	(0.62)

Diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.32	$(0.37)	$0.53	$(0.56)
Earnings (loss) from discontinued operations	0.23	(0.06)	(0.20)	(0.06)
Net earnings (loss)	0.55	(0.43)	0.34	(0.62)

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$3,669.9	$1,750.9
Accounts receivable, net of allowance for doubtful accounts of $49.3 and $50.9, respectively	935.8	861.8
Inventories	796.8	716.7
Other current assets	236.2	195.3
Assets of discontinued operations	73.7	337.4
Total current assets	5,712.4	3,862.1
Property, plant and equipment, net of accumulated depreciation of $326.8 and $291.1, respectively	607.2	609.0
Goodwill	5,637.0	5,582.6
Other intangible assets, net	3,725.5	3,797.2
Deferred tax assets	21.2	15.6
Other assets	473.4	329.3
Assets of discontinued operations - long-term	—	1,862.8
Total assets	$16,176.7	$16,058.6
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$40.7	$40.4
Accounts payable	660.8	536.4
Accrued liabilities	1,053.6	708.9
Liabilities of discontinued operations	67.9	212.9
Total current liabilities	1,823.0	1,498.6
Long-term debt, less current maturities	3,823.3	3,859.1
Pensions and other postretirement benefits	255.7	272.5
Deferred income taxes	624.5	702.4
Other liabilities	303.8	343.7
Liabilities of discontinued operations - long-term	—	192.8
Total liabilities	$6,830.3	$6,869.1
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 421,545,797 and 420,123,978 shares issued as of June 30, 2021 and December 31, 2020, respectively	4.2	4.2
Capital in excess of par value	9,376.0	9,310.3
Accumulated deficit	(32.2)	(175.7)
Accumulated other comprehensive loss	(35.5)	14.2
Treasury stock at cost; 1,479,039 and 1,496,169 shares as of June 30, 2021 and December 31, 2020, respectively	(34.6)	(33.3)
Total Ingersoll Rand stockholders' equity	$9,277.9	$9,119.7
Noncontrolling interests	68.5	69.8
Total stockholders' equity	$9,346.4	$9,189.5
Total liabilities and stockholders' equity	$16,176.7	$16,058.6

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Month Period Ended June 30,
	2021	2020
Cash Flows From Operating Activities From Continuing Operations:
Net income (loss)	$144.5	$(213.4)
Loss from discontinued operations, net of tax	(83.9)	(20.2)
Income (loss) from continuing operations	228.4	(193.2)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	164.5	143.1
Depreciation	43.3	35.7
Stock-based compensation expense	43.1	15.4
Foreign currency transaction losses (gains), net	(14.7)	6.9
Deferred income taxes	(81.1)	25.1
Non-cash adjustments to carrying value of LIFO inventories	—	35.6
Other non-cash adjustments	(0.4)	2.0
Changes in assets and liabilities:
Receivables	(73.0)	64.6
Inventories	(80.7)	(8.5)
Accounts payable	80.8	15.1
Accrued liabilities	2.9	83.8
Other assets and liabilities, net	(78.3)	(29.3)
Net cash provided by operating activities from continuing operations	234.8	196.3
Cash Flows From (Used In) Investing Activities From Continuing Operations:
Capital expenditures	(25.9)	(22.7)
Net cash acquired (paid) in business combinations	(215.8)	41.3
Disposals of property, plant and equipment	9.5	1.4
Net cash provided by (used in) investing activities from continuing operations	(232.2)	20.0
Cash Flows From (Used In) Financing Activities From Continuing Operations:
Principal payments on long-term debt	(19.7)	(1,599.6)
Proceeds from long-term debt	—	1,980.1
Purchases of treasury stock	(3.2)	(1.3)
Proceeds from stock option exercises	12.8	6.8
Payments of contingent consideration	—	(0.7)
Payments of debt issuance costs	—	(46.6)
Payments of costs incurred to issue shares for Ingersoll Rand Industrial acquisition	—	(1.0)
Other financing	—	(0.8)
Net cash provided by (used in) financing activities from continuing operations	(10.1)	336.9
Cash Flows From Discontinued Operations:
Net cash provided by operating activities	29.5	119.5
Net cash provided by (used in) investing activities	1,903.8	(2.7)
Net cash provided by discontinued operations	1,933.3	116.8
Effect of exchange rate changes on cash and cash equivalents	(6.8)	(1.9)
Net increase in cash and cash equivalents	1,919.0	668.1
Cash and cash equivalents, beginning of period	1,750.9	505.5
Cash and cash equivalents, end of period	$3,669.9	$1,173.6

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2021	2020	2021	2020
Net Income (Loss)	$234.6	$(176.5)	$144.5	$(213.4)
Less: Income (Loss) from Discontinued Operations	258.5	(7.2)	80.7	5.3
Less: Income Tax Provision from Discontinued Operations	(162.2)	(17.4)	(164.6)	(25.5)
Income (Loss) from Continuing Operations	138.3	(151.9)	228.4	(193.2)
Plus:
Provision for income taxes	12.5	78.4	23.1	11.5
Amortization of acquisition related intangible assets	76.3	94.0	155.9	140.0
Restructuring and related business transformation costs	6.7	31.0	9.4	69.6
Acquisition related expenses and non-cash charges	14.3	90.3	24.8	179.8
Stock-based compensation	21.5	12.1	43.1	14.9
Foreign currency transaction losses (gains), net	3.4	4.9	(14.7)	6.9
Loss on equity method investments	0.7	—	0.7	—
Loss on extinguishment of debt	—	—	—	2.0
Gain on post close settlements	(30.1)	—	(30.1)	—
Other adjustments	0.8	3.0	(0.2)	2.4
Minus:
Income tax provision, as adjusted	49.6	38.5	77.6	56.1
Adjusted Net Income	$194.8	$123.3	$362.8	$177.8

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF EARNINGS (LOSS) PER SHARE TO ADJUSTED EARNINGS PER SHARE
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2021	2020	2021	2020
Diluted Income (Loss) Per Share (As Reported)[1]	$0.55	$(0.43)	$0.34	$(0.62)
Less: Diluted Income (Loss) Per Share from Discontinued Operations (As Reported)[1]	0.23	(0.06)	(0.20)	(0.06)
Diluted Income (Loss) Per Share from Continuing Operations (As Reported)[1]	0.32	(0.37)	0.53	(0.56)
Plus:
Effect of Adjusted diluted shares	—	0.01	—	0.01
Provision for income taxes	0.03	0.19	0.05	0.03
Amortization of acquisition related intangible assets	0.18	0.22	0.37	0.40
Restructuring and related business transformation costs	0.02	0.07	0.02	0.20
Acquisition related expenses and non-cash charges	0.04	0.21	0.06	0.51
Stock-based compensation	0.05	0.03	0.10	0.04
Foreign currency transaction losses (gains), net	0.01	0.01	(0.03)	0.02
Loss on equity method investments	—	—	—	—
Loss on extinguishment of debt	—	—	—	0.01
Gain on settlement of post-acquisition contingencies	(0.07)	—	(0.07)	—
Other adjustments	—	0.01	—	0.01
Minus:
Income tax provision, as adjusted	0.12	0.09	0.18	0.16
Adjusted Diluted Earnings Per Share from Continuing Operations[2]	$0.46	$0.29	$0.85	$0.51

Average shares outstanding:
Basic, as reported	419.9	417.0	419.5	347.2
Diluted, as reported[3]	426.8	417.0	426.4	347.2
Adjusted diluted[2]	426.8	423.0	426.8	351.3
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.
3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2021	2020	2021	2020
Net Income (Loss)	$234.6	$(176.5)	$144.5	$(213.4)
Less: Income (loss) from discontinued operations	258.5	(7.2)	80.7	5.3
Less: Income tax provision from discontinued operations	(162.2)	(17.4)	(164.6)	(25.5)
Income (loss) from continuing operations, net of tax	138.3	(151.9)	228.4	(193.2)
Plus:
Interest expense	22.7	30.8	45.8	57.9
Provision for income taxes	12.5	78.4	23.1	11.5
Depreciation expense	21.0	22.5	41.3	34.8
Amortization expense	80.3	96.4	164.5	143.1
Restructuring and related business transformation costs	6.7	31.0	9.4	69.6
Acquisition related expenses and non-cash charges	14.3	90.3	24.8	179.8
Stock-based compensation	21.5	12.1	43.1	14.9
Foreign currency transaction losses (gains), net	3.4	4.9	(14.7)	6.9
Loss on equity method investments	0.7	—	0.7	—
Loss on extinguishment of debt	—	—	—	2.0
Gain on settlement of post-acquisition contingencies	(30.1)	—	(30.1)	—
Other adjustments	0.8	3.0	(0.2)	2.4
Adjusted EBITDA	$292.1	$217.5	$536.1	$329.7
Minus:
Interest expense	22.7	30.8	45.8	57.9
Income tax provision, as adjusted	49.6	38.5	77.6	56.1
Depreciation expense	21.0	22.5	41.3	34.8
Amortization of non-acquisition related intangible assets	4.0	2.4	8.6	3.1
Adjusted Income from Continuing Operations, Net of Tax	$194.8	$123.3	$362.8	$177.8

Free Cash Flow from Continuing Operations:
Cash flows - operating activities	147.3	198.8	234.8	196.3
Minus:
Capital expenditures	11.6	15.6	25.9	22.7
Free Cash Flow from Continuing Operations	$135.7	$183.2	$208.9	$173.6

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET LOSS
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2021	2020	2021	2020
Orders
Industrial Technologies and Services	$1,204.0	$787.9	$2,246.4	$1,355.4
Precision and Science Technologies	255.2	201.3	513.4	332.1
Total Orders	$1,459.2	$989.2	$2,759.8	$1,687.5
Revenue
Industrial Technologies and Services	$1,047.5	$829.6	$1,961.3	$1,333.6
Precision and Science Technologies	231.6	195.8	447.3	308.6
Total Revenue	$1,279.1	$1,025.4	$2,408.6	$1,642.2
Segment Adjusted EBITDA
Industrial Technologies and Services	$258.6	$183.8	$470.1	$278.6
Precision and Science Technologies	71.1	59.3	138.3	92.2
Total Segment Adjusted EBITDA	$329.7	$243.1	$608.4	$370.8
Less items to reconcile Segment Adjusted EBITDA to Income (Loss) from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$37.6	$25.6	$72.3	$41.1
Interest expense	22.7	30.8	45.8	57.9
Depreciation and amortization expense	101.3	118.9	205.8	177.9
Restructuring and related business transformation costs	6.7	31.0	9.4	69.6
Acquisition related expenses and non-cash charges	14.3	90.3	24.8	179.8
Stock-based compensation	21.5	12.1	43.1	14.9
Foreign currency transaction losses (gains), net	3.4	4.9	(14.7)	6.9
Loss on extinguishment of debt	—	—	—	2.0
Gain on settlement of post-acquisition contingencies	(30.1)	—	(30.1)	—
Other adjustments	0.8	3.0	(0.2)	2.4
Income (Loss) from Continuing Operations Before Income Taxes	151.5	(73.5)	252.2	(181.7)
Provision for income taxes	12.5	78.4	23.1	11.5
Loss on equity method investments	(0.7)	—	(0.7)	—
Income (Loss) from Continuing Operations	138.3	(151.9)	228.4	(193.2)
Income (loss) from discontinued operations, net of tax	96.3	(24.6)	(83.9)	(20.2)
Net Income (Loss)	$234.6	$(176.5)	$144.5	$(213.4)

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDER AND REVENUE GROWTH / (DECLINE) BY SEGMENT1

	For the Three Month Period Ended June 30, 2021
	Orders	Revenue
Ingersoll Rand
Organic growth	36.9%	16.0%
Impact of foreign currency	7.2%	6.1%
Impact of acquisitions	3.4%	2.6%
Total orders and revenue growth	47.5%	24.7%

Industrial Technologies & Services
Organic growth	41.3%	17.0%
Impact of foreign currency	7.5%	6.3%
Impact of acquisitions	4.0%	3.0%
Total orders and revenue growth	52.8%	26.3%

Precision & Science Technologies
Organic growth	19.8%	11.8%
Impact of foreign currency	5.7%	5.3%
Impact of acquisitions	1.3%	1.2%
Total orders and revenue growth	26.8%	18.3%
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.